Exhibit 99.1

HOLOGIC, INC. ACCEPTS SHARES OF

THIRD WAVE TECHNOLOGIES, INC. IN TENDER OFFER

AND COMMENCES SUBSEQUENT OFFERING PERIOD

Bedford, Mass., and Madison, WI, July 17, 2008 – Hologic, Inc. (Nasdaq: HOLX) and Third Wave Technologies, Inc. (NASDAQ: TWTI) (“Third Wave”), today jointly announced the expiration of the initial offering period of the tender offer by its wholly-owned subsidiary Thunder Tech Corp. (the “Purchaser”) for all outstanding shares of common stock of Third Wave . The initial offering period expired, as scheduled, at 12:00 midnight, New York City time, on Wednesday, July 16, 2008.

The depositary for the offer has advised Hologic and the Purchaser that, as of the expiration of the initial offering period, a total of approximately 45,225,950 Third Wave shares were validly tendered to the Purchaser (including shares tendered via the guaranteed delivery procedure) and not withdrawn, representing approximately 92.1% of the outstanding common stock of Third Wave. The Purchaser has accepted for payment all Third Wave shares that were validly tendered during the initial offering period.

Hologic also announced that the Purchaser has commenced a subsequent offering period for all remaining shares of Third Wave common stock to permit stockholders who have not yet tendered their shares the opportunity to do so. This subsequent offering period will expire at 12:00 midnight, New York City time, on Wednesday, July 23, 2008, unless further extended. Any such extension will be followed by a public announcement no later than 9:00 a.m., New York City time, on the next business day after the subsequent offering period was scheduled to expire.

The same $11.25 per share price offered in the prior offering period will be paid during the subsequent offering period. All shares validly tendered during this subsequent offering period will be immediately accepted and payment will be made promptly after acceptance, in accordance with the terms of the offer. Procedures for tendering shares during the subsequent offering period are the same as during the initial offering period with two exceptions: (1) shares cannot be delivered by the guaranteed delivery procedure, and (2) pursuant to Rule 14d-7(a)(2) promulgated under the Securities Exchange Act of 1934, as amended, shares tendered during the subsequent offering period may not be withdrawn.

Pursuant to the terms of the previously announced merger agreement, Hologic expects to effect a merger of the Purchaser with and into Third Wave. In the merger, the Purchaser will acquire all other Third Wave shares (other than those as to which holders properly exercise appraisal rights) at the same $11.25 per share price, without interest and less any required withholding taxes, that was paid in the tender offer. As a result of the merger, Third Wave will become a wholly-owned subsidiary of Hologic. Hologic intends to complete the merger as soon as practicable. If, as a result of additional shares tendered and purchased in the subsequent offering period or otherwise, the Purchaser becomes the owner of at least 90% of the outstanding Third Wave shares, the Purchaser will be able to effect the merger without the need for a meeting of Third Wave stockholders. Third Wave stockholders who continue to hold their shares at the time of the merger and fulfill certain other requirements of Delaware law will have appraisal rights in connection with the merger.

About Hologic, Inc.

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostics, medical imaging systems and surgical products dedicated to serving the healthcare needs of women. Hologic’s core business units are focused on breast health, diagnostics, GYN surgical, and skeletal health. Hologic provides a comprehensive suite of technologies with products for mammography and breast biopsy, radiation treatment for early-stage breast cancer, cervical cancer screening, treatment for menorrhagia, osteoporosis assessment, preterm birth risk assessment, and mini C-arm for extremity imaging. For more information visit www.hologic.com.

About Third Wave, Inc.

Third Wave develops and markets molecular diagnostic reagents for a variety of DNA and RNA analysis applications to meet the needs of its customers. Third Wave offers a number of products based on its Invader® chemistry for clinical testing. Third Wave offers in vitro diagnostic kits, and analyte specific, general purpose, and research use only reagents for nucleic acid analysis. For more information about Third Wave and its products, please visit Third Wave’s website at www.twt.com.

Additional Information

The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Third Wave. The tender offer is being made pursuant to a Tender Offer Statement and related materials. Third Wave shareholders are advised to read the Tender Offer Statement and related materials filed by Hologic with the U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer commenced, Hologic and the Purchaser (a direct wholly owned subsidiary of Hologic) filed a Tender Offer Statement on Schedule TO containing an Offer to Purchase, the form of the letter of transmittal and other documents relating to the tender offer, and Third Wave filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. These documents contain important information about the tender offer, including the terms and conditions of the tender offer, and stockholders of Third Wave are urged to read them carefully. Stockholders of Third Wave are able to obtain a free copy of these documents at http://www.hologic.com and the website maintained by the SEC at http://www.sec.gov. In addition, stockholders are able to obtain a free copy of these documents by contacting Hologic or Third Wave.

Information Concerning Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about the timing of the completion of the transaction, Hologic’s and Third Wave’s plans, objectives, expectations and intentions and other statements that are not historical facts. Hologic and Third Wave caution readers that any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information.

Risks and uncertainties include, among others: the risk that the businesses will not be integrated successfully; the transaction may involve unexpected costs or unexpected liabilities; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; the risk of Third Wave’s products not obtaining regulatory approval or significant delays in obtaining such approval; the need to develop new products and adapt to significant technological change; implementation of strategies for improving internal growth; use and protection of intellectual property; dependence on customers’ capital spending policies and government funding policies, including third-party reimbursement; realization of potential future savings from new productivity initiatives; general worldwide economic conditions and related uncertainties; future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors; and the effect of exchange rate fluctuations on international operations. In addition, in order to effect the transaction Hologic increased the financing available to it under its existing credit agreement with Goldman Sachs Credit Partners L.P. The substantial leverage resulting from such financing will subject Hologic’s business to additional risks and uncertainties. The risks included above are not exhaustive. The annual reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents Hologic and Third Wave have filed with the SEC contain additional factors that could impact Hologic’s business and financial performance. Hologic and Third Wave expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the parties expectations or any change in events, conditions or circumstances on which any such statement is based.

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